Exhibit 11

                           SONAT INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
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

                                                                                          Three Months
                                                                                         Ended March 31,
                                                                                  1997                       1996
                                                                                      (In Thousands Except
                                                                                       Per-Share Amounts)
         Primary Earnings Per Share(1)

Net Income                                                                       $66,846                    $45,569
                                                                                 =======                    =======


Common Stock and Common Stock Equivalents:

    Weighted Average Number of Shares
       of Common Stock Outstanding                                                86,229                     86,128
    Common Stock Equivalents Applicable
       to Outstanding Stock Options                                                1,670                      1,097
                                                                                 -------                    -------

    Weighted Average Number of Shares
       of Common Stock and Common Stock
       Equivalents Outstanding                                                    87,899                     87,225
                                                                                 =======                    =======



Primary Earnings Per Share                                                       $   .76                    $   .52
                                                                                 =======                    =======

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(1)      This  calculation is submitted in accordance  with  Regulation S-K Item
         601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%. For this reason, the primary earnings per share amounts shown for both periods do not agree with primary earnings per share shown on the Condensed Consolidated Statements of Income in Part I.